Exhibit 99.2

Contacts:

Alnylam Pharmaceuticals, Inc.

Christine Regan Lindenboom

(Investors and Media)

617-682-4340

Josh Brodsky

(Investors)

617-551-8276

Alnylam Announces Planned CEO Leadership Transition

- Founding Alnylam CEO John Maraganore to Transition CEO Leadership to Alnylam President Yvonne Greenstreet at Year End –

CAMBRIDGE, Mass., – October 28, 2021 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today the planned CEO transition of John Maraganore, Ph.D., to Yvonne Greenstreet, MBChB, at year-end 2021. Dr. Maraganore joined Alnylam in 2002 as the company’s founding CEO and has led the company’s advancement of RNAi therapeutics as a whole new class of innovative medicines, including four approved medicines marketed in over 25 countries around the world. Dr. Greenstreet joined Alnylam in 2016 and currently serves as the company’s President and COO. Dr. Maraganore will support the leadership transition in a consulting capacity through March 31, 2022 and will continue to contribute to Alnylam’s success as a member of the company’s Scientific Advisory Board. Effective immediately, Dr. Greenstreet has been appointed to the Alnylam Board of Directors as part of the planned succession.

“My long-standing tenure at Alnylam has comprised a remarkable journey of conquering the challenges of early science to create an entire new frontier of medicine with multiple RNAi therapeutics helping patients around the world. I am so grateful to have worked with so many outstanding past and present colleagues and collaborators in advancing Alnylam’s Vision and Mission, building a top biopharmaceutical company, while preparing for an exciting future with Alnylam P5x25,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “I have decided that this is the right time to transition my leadership at year end to focus my next chapter on helping other entrepreneurs and companies advance new frontiers of medicine. I couldn’t be more excited about Alnylam’s future under Yvonne’s leadership, and am more confident than ever in the company’s prospects.”

“On behalf of Alnylam’s Board, we are deeply grateful to John’s remarkable and storied leadership of Alnylam for all these years. There’s no doubt that John is both the architect and the inspiration of Alnylam’s success to this point in the company’s journey,” said Michael Bonney, Alnylam Executive Chair. “As we prepare for Alnylam’s continued leadership and execution on our P5x25 business strategy, we are very excited about Yvonne Greenstreet as our future CEO. With a continued commitment to innovation and patients, Yvonne brings enormous experience to grow and scale Alnylam as a leading global biopharmaceutical company.”

“I also want to thank John for his extraordinary leadership of Alnylam over all these years and his and the Board’s trust and confidence in me as his successor. In addition to his achievement – against all odds – of creating a new class of innovative medicines, John has built an industry leading team and culture, that together position Alnylam for continued success,” said Yvonne Greenstreet, MBChB, President and COO of Alnylam. “I greatly look forward to leading the remarkable team at Alnylam, working with our Executive Chair and the Board closely, as we advance the company in its next exciting chapter. Indeed, I believe that Alnylam is well on its way toward achieving its P5x25 aspirations of building a top 5 biotech, and I’m confident that our continued leadership of RNAi therapeutics and commitment to innovation for patients will guide us for the future.”

About John Maraganore

Since 2002, Dr. John Maraganore has served as the CEO and a Director of Alnylam.

Prior to Alnylam, Dr. Maraganore served as an officer and a member of the management team for Millennium Pharmaceuticals, Inc. As Senior Vice President, Strategic Product Development for Millennium, he was responsible for the company’s product franchises in oncology, and cardiovascular, inflammatory, and metabolic diseases. He was previously Vice President, Strategic Planning and M&A and, prior to that, he was General Manager of Millennium BioTherapeutics, Inc., a former subsidiary of Millennium. Before Millennium he served as Director of Molecular Biology and Director of Market and Business Development at Biogen, Inc. At Biogen, Dr. Maraganore invented and led the discovery and development of ANGIOMAX® (bivalirudin) for injection. Prior to Biogen, Dr. Maraganore was a scientist at ZymoGenetics, Inc., and the Upjohn Company.

Dr. Maraganore received his Master of Science and Ph.D. in biochemistry and molecular biology at the University of Chicago. He is a member of the board of directors of Agios Pharmaceuticals and Biotechnology Industry Organization (BIO) Board and is a member of the BIO Executive Committee.

About Yvonne Greenstreet

Dr. Yvonne Greenstreet joined Alnylam in 2016 as Chief Operating Officer and was promoted to President and COO in 2020. Yvonne has more than 25 years of experience in the Biopharmaceutical industry, driving strategy and innovation, bringing transformative medicines to patients, and building successful businesses in the US, Europe and globally.

Between 2011 and 2013, Yvonne was Senior Vice President and Head of Medicines Development at Pfizer. Prior to Pfizer, she was at GlaxoSmithKline plc for 18 years, where she was Senior Vice President and Chief of Strategy for Research and Development. Yvonne had previously been in various positions of increasing responsibility at GSK, including Senior Vice President for Medicines Development and Chief Medical Officer for Europe.

Yvonne trained as a physician and earned her medical degree (MBChB) from the University of Leeds in the UK. She also holds an MBA from INSEAD Business school in France. Dr. Greenstreet serves on the board of directors of Pacira Pharmaceuticals, argenyx and American Funds. Additionally, she is in the Scientific Advisory Committee of the Bill and Melinda Gates Foundation and is a member of the Discovery Council of Harvard Medical School.

About RNAi

RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines, known as RNAi therapeutics, is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the potential treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust RNAi therapeutics platform. Alnylam’s commercial RNAi therapeutic products are ONPATTRO® (patisiran), GIVLAARI® (givosiran), OXLUMO® (lumasiran), and Leqvio® (inclisiran) being developed and commercialized by Alnylam’s partner Novartis. Alnylam has a deep pipeline of investigational medicines, including six product candidates that are in late-stage development. Alnylam is executing on its “Alnylam P5x25” strategy to deliver transformative medicines in both rare and common diseases benefiting patients around the world through sustainable innovation and exceptional financial performance, resulting in a leading biotech profile. Alnylam is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam, on LinkedIn, or on Instagram.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s expectations, plans, aspirations, and goals, including those related to the planned CEO transition of John Maraganore, Ph.D., to Yvonne Greenstreet, MBChB, at year-end 2021, Alnylam’s aspiration to become a leading biotech company, and the planned achievement of its “Alnylam P5x25” strategy, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation: the direct or indirect impact of the COVID-19 global pandemic or any future pandemic on Alnylam’s business, results of operations and financial condition and the effectiveness or timeliness of Alnylam’s efforts to mitigate the impact of the pandemic; the potential impact of the planned leadership transition at year end on Alnylam’s ability to attract and retain talent and to successfully execute on its “Alnylam P5x25” strategy; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for its product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; successfully launching, marketing and selling its approved products globally; delays, interruptions or failures in the manufacture and supply of its product candidates or its marketed products; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to successfully expand the indication for ONPATTRO (or vutrisiran, if approved) in the future; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations and its ability to achieve a self-sustainable financial profile in the future without the need for future equity financing; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Novartis, Regeneron and Vir; the outcome of litigation; the risk of government investigations; and unexpected expenditures; as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in its other SEC filings. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.